                                                                    EXHIBIT 10.6
                                                                    ------------

                        PYRAMID TECHNOLOGY CORPORATION

                         STATEMENT OF EMPLOYMENT TERMS
                         -----------------------------



     This Statement of Employment Terms (the "Statement") is effective as of October 14, 1992, by and between (the "Employee") and Pyramid Technology Corporation, a Delaware corporation (the "Company").

                                R E C I T A L S

     A. The Employee presently serves at the pleasure of the Board of Directors as the Executive Vice President of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.

     B. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

     C. In addition to providing for severance benefits unrelated to a Change of Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control which provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company following a Change of Control.

     D. Employee wishes to have the Company relinquish its rights under a deed of trust securing the promissory note dated December 7, 1990.

     E. In order to accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Statement by the Employee, to commit to the terms provided herein.

     F. Certain capitalized terms used in the Statement are defined in Section 3 below.

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

      1.  Term of Employment.  The Company and the Employee acknowledge that the
          ------------------
Employee's employment is at will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Statement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination. The provisions of this Statement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, (ii) June 30, 1996, or (iii) twenty-four (24) months after a Change of Control. A termination of the provisions of this Statement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the provisions of this Statement.

     2.   Severance Benefits.
          ------------------

          (a)  Termination Following A Change of Control. If the Employee has
               -----------------------------------------
been employed by the Company for not less than 180 days and is terminated following a Change of Control within the time period set forth below, then the Employee shall be entitled to receive severance benefits as follows, subject to
Section 4 below:

                (i)  Involuntary Termination. If the Employee's employment is
                     -----------------------
terminated as a result of Involuntary Termination (as defined in Section 3(b) below) within twelve (12) months after a Change of Control, then the Employee shall be entitled to receive severance pay equal to the amount by which his maximum severance, as defined in this paragraph, exceeds his negotiated liabilities to the Company, as defined in this paragraph. The Employee's maximum severance shall be equal to two (2) times the sum of (i) the Employee's base salary at the annualized rate for the year coinciding with the year of payment and (ii) the average of the annual cash bonus received by the Employee for the three (3) years immediately preceding or ending coincident with the year of payment (whichever average produces the higher amount). The Employee's negotiated liabilities shall be equal to the indebtedness remaining on the promissory note dated December 7, 1990 after taking into account any payments already received and the Loan Forgiveness Schedule for Edward Scott, Jr. attached hereto. Any severance payments to which the Employee is entitled pursuant to this section shall be paid in a lump sum within thirty (30) days of the Employee's termination. In addition, for a period of twenty-four (24) months after any termination under this Section 2(a)(i), the Company shall be obligated to continue to make available to the Employee and to pay for all health and medical benefit, life and other similar insurance plans existing on the date of the Employee's termination.

                (ii) Voluntary Resignation. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination or a termination for Cause) within six (6) months after a Change of Control, then the Employee shall be entitled to receive severance pay equal to the amount by which his maximum severance, as defined in this paragraph, exceeds his negotiated liabilities to the Company, as defined in this paragraph. The Employee's maximum severance shall be equal to the sum of (i) the Employee's base salary at the annualized rate for the year coinciding with the year of payment and (ii) the average of the annual cash bonus received by the Employee for the three (3) years immediately preceding or ending coincident with the year of payment (whichever average produces the higher amount). The Employee's negotiated liabilities shall be equal to the indebtedness remaining on the promissory note dated December 7, 1990 after taking into account any payments already received and the Loan Forgiveness Schedule for Edward Scott, Jr. attached hereto. Any severance payments to which the Employee is entitled pursuant to this section shall be paid in a lump sum within thirty (30) days of the Employee's termination. In addition, for a period of twelve (12) months after any termination under this section 2(a)(ii), the Company shall be obligated to continue to make available to the Employee and to pay for all health and medical benefit, life and other similar insurance plans existing on the date of the Employee's termination.

               (iii)  Disability; Death. If at any time the Company terminates
                      -----------------
the Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated at any time due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or death.

                (iv)  Termination for Cause. If the Employee is terminated for
                      ---------------------
Cause at any time, then the Employee shall not be entitled to receive any severance or other benefits following the date of such termination, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination.

          (b)  Termination Apart from Change of Control. If the Employee has
               ----------------------------------------
been employed by the Company for not less than 180 days and the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the period following a Change of Control prescribed in Section 2(a)(i) or (ii), then the Employee shall be entitled to receive severance benefits as follows:

                 (i)  Involuntary Termination. If the Employee's employment is
                      -----------------------
terminated as a result of Involuntary Termination, then the Employee shall be entitled to receive severance pay equal to the amount by which his maximum severance, as defined in this paragraph, exceeds his negotiated liabilities, as defined in this paragraph. The Employee's severance pay shall be equal to the sum of (i) the Employee's base salary at the annualized rate for the year coinciding with the year of payment and (ii) the average of the annual cash bonus received by the Employee for the three (3) years immediately preceding or ending coincident with the year of payment (whichever average produces the higher amount). The Employee's negotiated liabilities shall be equal to the indebtedness remaining on the promissory note dated December 7, 1990 after taking into account any payments already received and the Loan Forgiveness Schedule for Edward Scott, Jr. attached hereto. Any severance payments to which the Employee is entitled pursuant to this section shall be paid in a lump sum within thirty (30) days of the Employee's termination. In addition, for a period of twelve (12) months after any termination under this section 2(b)(i), the Company shall be obligated to continue to make available to the Employee and to pay for all health and medical benefit, life and other similar insurance plans existing on the date of the Employee's termination.

                (ii) Voluntary Resignation. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination or a termination for Cause), then the Employee shall not be entitled to receive any severance or other benefits following the date of such termination, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination. Any balance owing on the promissory note, after taking into account payments received and the Loan Forgiveness Schedule shall become due and owing in a lump sum on the date of termination.

               (iii)  Disability; Death. If the Company terminates the
                      -----------------
Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated at any time due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or death.

                (iv)  Termination for Cause. If the Employee is terminated for
                      ---------------------
Cause, then the Employee shall not be entitled to receive any severance or other benefits following the date of such termination, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination.

     3.   Definition of Terms. The following terms referred to in this Statement
          -------------------
shall have the following meanings:

          (a)   Change of Control. "Change of Control" shall mean the occurrence
                -----------------
of any of the following events:

                (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                (ii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (b)   Involuntary Termination. "Involuntary Termination" shall mean
                -----------------------
(i) without the Employee's express written consent, the assignment to the Employee of any duties or the significant reduction of the Employee's duties, either of which is inconsistent with the Employee's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities, which is not effected for Disability or for Cause; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary and/or bonus of the Employee as in effect immediately prior to such retention; (iv) a material reduction by the Company in the kind or level of employee benefits is significantly reduced; (v) the relocation of the Employee to a facility or a location more than 50 miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company which is not effected for death or Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of the terms of this Statement by any successors contemplated in
Section 5 below.

          (c)  Cause. "Cause" shall mean (i) any act of personal dishonesty
               -----
taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Employee of the Employee's obligations as an employee of the Company which are demonstrably willful and deliberate on the Employee's part after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

          (d)  Disability. "Disability" shall mean that the Employee has been
               ----------
unable to perform his duties as an employee of the Company as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties as an employee of the Company before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

     4.   Limitation on Payments.
          ----------------------

          (a)  Basic Rule. In the event that any payment or benefit received or
               ----------
to be received by the Employee pursuant to this Statement or otherwise (collectively, the "Payments") would (i) be treated as a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision to 280G and (ii) but for this Section 4(a), be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999

(the "Excise Tax"), then, subject to the provisions of Section 4(b) hereof, such Payments shall be reduced to the largest amount which the Employee determines would result in no portion of the Payments being subject to the Excise Tax. The determination of any required reduction pursuant to this Section 4(a) (including the determination as to which specific Payments shall be reduced) shall be made initially by the Employee in consultation with the Company. If the Employee and the Company shall disagree upon the amount of such reduction, then the Company shall, at its expense, promptly call upon Ernst & Young, independent accountants, to make such determination, and such determination shall be conclusive and binding upon the Employee and the Company or any related corporation for all purposes. The Company and its related corporations waive all claims and rights against the Employee with respect to such determination except as specifically set forth in the next sentence. If the Internal Revenue Service (the "IRS") determines that Payments are subject to the Excise Tax, then the Company or any related corporation, as their exclusive remedy, shall seek to enforce the provisions of Section 4(b) hereof. Such enforcement of Section 4(b) hereof shall be the only remedy against the Employee, under any and all applicable state and federal laws or otherwise, for the failure to reduce the Payments so that no portion thereof is subject to the Excise Tax. The Company or related corporation shall reduce Payments in accordance with Section 4(a) only upon written notice to the Employee indicating the amount of such reduction, if any, and the Employee's agreement to the amount of such reduction (subject, in the event of disagreement, to a determination by Ernst & Young on the basis provided above).

          (b)  Remedy. If, notwithstanding the reduction described in Section
               ------
4(a) hereof, the IRS determines that the Employee is liable for the Excise Tax as a result of the receipt of Payments, then the Employee shall, subject to the provisions of this Statement, be obligated to pay to the Company (the "Repayment Obligation") an amount of money equal to the "Repayment Amount." The Repayment Amount with respect to Payments shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Employee's net proceeds with respect to Payments (after taking into account the payment of the Excise Tax imposed on Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to Payments shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on Payments. If the Excise Tax is not eliminated through the performance of the Repayment Obligation, the Employee shall pay the Excise Tax. The Repayment Obligation shall be performed within 30 days of either (i) the Employee entering into a binding agreement with the IRS as to the amount of the Employee's Excise Tax liability or (ii) a final determination by the IRS or a court decision requiring the Employee to pay the Excise Tax with respect to Payments from which no appeal is available or is timely taken.

     5.   Successors.
          ----------

          (a)  Company's Successors. Any successor to the Company (whether
               --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Statement and agree expressly to perform the obligations under this Statement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Statement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Statement by operation of law.

          (b)  Employee's Successors. The terms of this Statement and all
               ---------------------
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     6.   Notice.
          ------

          (a)  General. Notices and all other communications contemplated by
               -------
this Statement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b)  Notice of Termination. Any termination by the Company for Cause
               ---------------------
or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 6 of this Statement. Such notice shall indicate the specific termination provision in this Statement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

      7.  Miscellaneous Provisions.
          ------------------------

          (a)  Eligibility for Contract Benefits. If the Employee has been
               ---------------------------------
employed by the Company for less than 180 days at the time of termination (whether by Involuntary Termination, voluntary resignation, termination for Cause, Death or Disability), then the Employee shall not be entitled to any severance or other benefits pursuant to this Statement.

          (b)  No Duty to Mitigate. The Employee shall not be required to
               -------------------
mitigate the amount of any payment contemplated by this Statement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (c)  Waiver. No provision of this Statement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Statement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Statement shall be governed by the laws of the State of California.

          (e)  Severability. The invalidity or unenforceability of any provision
               ------------
or provisions of this Statement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (f)  Arbitration. Any dispute or controversy arising under or in
               -----------
connection with this Statement shall be settled exclusively by the following procedures: (1) the party claiming to be aggrieved shall furnish to the other party a written statement identifying the grievance, and specifying the action demanded to remedy the grievance; (2) if the responding party does not provide the remedy specified by the grieving party in step (1) above or does not otherwise satisfy the grieving party, the parties shall mediate the dispute before a mediator to be jointly selected by the parties; (3) if the mediation does not produce a mutually satisfactory settlement, the dispute shall be settled by arbitration in San Jose, California, in accordance with the rules of the American Arbitration Association then in effect provided, however, that no arbitration may proceed unless steps (1) and (2) have been complied with. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The arbitrator shall have no authority to add to, subtract from or to refuse to enforce any lawful term of the contract or to award punitive damages.

          (g)  No Assignment of Benefits. The rights of any person to payments
               -------------------------
or benefits under this Statement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (g) shall be void.

          (h)  Employment Taxes. Subject to Section 4, all payments made
               ----------------
pursuant to this Statement will be subject to withholding of applicable income and employment taxes.

          (i)  Assignment by Company. The Company may assign its rights under
               ---------------------
this Statement to an affiliate, and an affiliate may assign its rights under this Statement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Statement shall mean the corporation that actually employs the Employee.

          (j)  Counterparts. This Statement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


          (k)  Entire Agreement. This agreement constitutes the entire agreement
               ----------------
between the parties with respect to the subject matter contained herein and supersedes all prior negotiations, statements, representations or agreements on these issues, including but not limited to, the statement of employment terms dated July 1, 1991 between the parties provided, however, that the promissory note dated December 7, 1990 is not superseded, forgiven or otherwise modified except as may be expressly provided in this agreement, and this note and the obligations thereunder remains in full force and effect. This agreement may not be modified or amended without a written instrument executed by both parties.

          IN WITNESS WHEREOF, each of the parties has executed this Statement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY                        PYRAMID TECHNOLOGY CORPORATION



                               By:  /S/ RICHARD H. LUSSIER
                                    ------------------------------

                               Title:  CHAIRMAN OF THE BOARD,
                                       CHIEF EXECUTIVE OFFICER &
                                       PRESIDENT



EMPLOYEE                       /S/ EDWARD W. SCOTT, JR.
                               ----------------------------------
                               Edward W. Scott, Jr.

                         PYRAMID TECHNOLOGY CORPORATION


                           Loan Forgiveness Schedule

                                      for

                              Edward W. Scott, Jr.

     Date Employed           Cumulative Amount of
       Through                   Loan Forgiveness
     -------------           --------------------

     January 1, 1992                $ 33,333
     April 1, 1992                    66,667
     July 1, 1992                    100,000
     October 1, 1992                 133,333
     January 1, 1993                 167,000
     April 1, 1993                   200,000
     July 1, 1993                    233,000
     October 1, 1993                 267,000
     January 1, 1994                 300,000